[Letterhead of Jenkens & Gilchrist, a Professional Corporation]






                                November 27, 2001

INSpire Insurance Solutions, Inc.
300 Burnett Street
Forth Worth, Texas  76102-2799

     Re:  Registration Statement on Form S-3 (No. 333-71418)

Ladies and Gentlemen:

     We have acted as counsel to INSpire Insurance Solutions, Inc., a Texas corporation (the "Company"), in connection with the filing with the Securities and Exchange Commission (the "SEC"), pursuant to the Securities Act of 1933, as amended (the "Act"), and the rules and regulations promulgated thereunder, of a Registration Statement on Form S-3 (the "Registration Statement"). The Registration Statement includes a prospectus (the "Prospectus") to be furnished to securityholders of the Company in connection with the issuance by the Company of a dividend in the form of non-transferable subscription rights (the "Rights"), whereby the security holders will receive .66 Rights for each share of common stock, par value $0.01 per share (the "Common Stock"), of the Company owned on December 3, 2001. Each whole Right entitles holders thereof to purchase one share of Common Stock for $.40, subject to the purchase of additional shares of Common Stock pursuant to the oversubscription privileges described in the Prospectus (the "Rights Offering"). The Registration Statement relates to the registration by the Company under the Act of 12,547,927 shares of Common Stock issuable upon exercise of the Rights (the "Shares").

     This opinion is being furnished to you in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

     In rendering this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (1) the Registration Statement (together with the Prospectus), (2) the Restated Articles of the Company, as amended, (3) the Amended and Restated Bylaws of the Company, as amended (4) resolutions, minutes and records of the corporate proceedings of the Company with respect to the Rights Offering and the issuance of the Shares upon exercise of the Rights and (5) such other documents and instruments as this firm has deemed necessary for the expression of these opinions. In making the foregoing examinations, this firm has assumed the genuineness of all signatures and the authenticity of all documents submitted to this firm as originals, and the conformity to original documents of all documents submitted to this firm as certified, conformed or photostatic copies. As to various questions of fact material to this opinion letter, and as to the content and form of the Restated Articles of Incorporation, the Bylaws, minutes,


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INSpire Insurance Solutions, Inc.
November 27, 2001
Page 2



records, resolutions and other documents or writings of the Company, this firm has relied, to the extent it deems reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to this firm by the Company, without independent check or verification of their accuracy.

     Based upon our examination, consideration of, and reliance on the documents and other matters described above, this firm is of the opinion that when issued and delivered upon the exercise of the Rights in accordance with the terms and conditions of the Rights Offering as described in the Registration Statement, the Shares will be validly issued, fully paid and non-assessable.

     This firm hereby consents to the filing of this opinion letter as an exhibit to the Registration Statement and to references to our firm included in or made a part of the Registration Statement. In giving this consent, this firm does not admit that it comes within the category of person whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Securities and Exchange Commission thereunder.


                                   Very truly yours,

                                   Jenkens & Gilchrist, a Profession Corporation


                                   By:
                                       -----------------------------------------
                                       Authorized Signatory